[Logo appears here]

                                                                      EXHIBIT 19
                             PAPP FOCUS FUND, INC.

                                                   4400 North 32nd Street
                                                   Suite 280
        NEW ACCOUNT PURCHASE APPLICATION           PHOENIX, ARIZONA 85018
                                                   (602) 956-1115
                                                   (800) 421-4004

                                          Dated: ________________________

     Make checks payable to, and mail to: Papp Focus Fund, Inc., 4400 North 32nd Street, Suite 280, Phoenix, AZ 85018
 ................................................................................

1 AMOUNT OF PURCHASE: $_________ ($5,000 minimum for new account, except for Individual Retirement Accounts (IRAs) where the minimum is $1,000)
 ................................................................................

2   REGISTRATION: (check one)

[ ] Individual or
    Joint Account: _________________________       ___________________________
                          (Individual)                (Joint Tenant, if any)

[ ] Transfer (or Gift) to Minor:________________, Custodian for_________________
                                  (Custodian)                   (Minor)

    Under the Uniform Transfers (or Gifts) to Minors Act of ____________________
                                                            (State of residence)

[ ] IRA:__________________________________ Custodian for ______________________
        (Institutional Custodian Required)                    (Individual)

               IRA     IRA Rollover  (circle one)


[ ] Other: (Corporations, Trusts, or others): __________________________________

                                   (Trustee(s) - please include agreement date,
___________________________________
                                       corporation, partnership or other entity)

________________________________________________________________________________

 ................................................................................

3  ADDRESS OF RECORD: ______________________________________________________


City__________________ State____________ Zip_______ Telephone (  ) _____________

4  CITIZENSHIP:  [ ] United States     [ ] Other (specify) _____________________

 ................................................................................

5  SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER: _______________________________

               (Please complete both sides of this application)

                        NEW ACCOUNT PURCHASE APPLICATION

6   DISTRIBUTIONS - Dividends and capital gain distributions will be reinvested automatically in additional shares (whole and fractional) unless the Fund is otherwise instructed in writing. If you wish all or a portion of distributions to be paid in cash, please so indicate.

 [ ] Pay income dividends       [ ] Pay any capital gains
     in cash                        distributions in cash

 ................................................................................

7   AGREEMENT - By signing this Application, I certify that I have received and read the prospectus and agree to its terms and that all information provided in the Application is correct.

 ................................................................................

8   TAX CERTIFICATIONS - Under penalties of perjury, I certify that:

1. the number shown on this Application is my correct Social Security or other tax identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding, either because the IRS has not notified me that I am subject to backup withholding for failure to report dividend or interest income, or because the IRS has notified me that I am no longer subject to backup withholding.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding (under the heading "Tax Certifications").

 ................................................................................

    SIGNATURE:

     --------------------------            ------------------------------------
     (signature of shareholder)            (signature of joint investor, if any)

 ................................................................................

Each transaction in your account will be confirmed in writing. The Fund does not issue stock certificates. All full and fractional shares are held in book entry form.

                                  Page 2 of 2
                (Please complete both sides of this application)